Exhibit 10.3

PLEDGE AMENDMENT
This PLEDGE AMENDMENT, dated as of September 30, 2014, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of November 30, 2010, by ClubCorp, Inc., a Delaware corporation (the “Borrower”), the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors in favor of Citicorp North America, Inc., as administrative agent and collateral agent for the Secured Parties referred to therein (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Schedule 1 to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement is true and correct as of the date hereof as if made on and as of such date.

Exhibit 10.3

CLUBCORP USA, INC.

By:	/s/ Curtis D. McClellan
Name:	Curtis D. McClellan
Title:	Treasurer

Exhibit 10.3

ACKNOWLEDGED AND AGREED
as of the date first above written:

CITICORP NORTH AMERICA, INC.,
as Administrative Agent,

By:	/s/ Michael Torrora
Name:	Michael Torrora
Title:	Vice President